Exhibit 10.5

Execution Version

WAIVER AGREEMENT

WAIVER AGREEMENT (this “Waiver Agreement”), dated as of May 7, 2010, by and between General Growth Properties, Inc., a Delaware corporation (“GGP”), and Pershing Square Capital Management, L.P. (“PSCM”), for itself and on behalf of Pershing Square, L.P., a Delaware limited partnership, Pershing Square II, L.P., a Delaware limited partnership, Pershing Square International, Ltd. a Cayman Islands exempted company and Pershing Square International V, Ltd., a Cayman Islands exempted company (each, except PSCM, together with its permitted nominees and assigns, a “Purchaser”).  All capitalized terms used in this Waiver Agreement which are not herein defined shall have the same meanings ascribed to them in the Agreement (as defined herein).

WHEREAS, GGP, PSCM and the Purchasers are each a party to that certain Stock Purchase Agreement, dated as of March 31, 2010 (the “Original Agreement”), as amended by that certain Amendment No. 1 to Stock Purchase Agreement, dated as of May 3, 2010 (the “Amendment”; the Original Agreement, as amended by the Amendment, the “Agreement”);

WHEREAS, GGP has requested PSCM, and PSCM has agreed (subject to certain conditions below), to waive PSCM’s right to receive certain Warrants under the Agreement;

WHEREAS, on May 7, 2010, the Bankruptcy Court entered the Approval Order, which reflected PSCM’s agreement to waive its right to receive the Warrants;

NOW, THEREFORE, in consideration of the premises, and of the agreements set forth herein, the parties agree as follows:

1.               Waiver of Warrants.  PSCM hereby irrevocably waives and relinquishes its right to receive (or have GGP issue and deliver) the Warrants under Section 5.2 of the Agreement, and agrees, on behalf of the Purchasers, that the failure to receive those Warrants shall not be deemed a breach of any representation or a failure to satisfy any condition in, or give rise to any right to terminate, the Agreement.  For the avoidance of doubt, Sections 11.1(b)(iii), 11.1(b)(iv), 11.1(b)(vi) and 11.1(b)(xi) of the Agreement shall be construed as though the Warrants had been issued as of the date hereof.

2.               Continuation of Rights and Obligations.  Except as modified hereby, the rights and obligations of the parties under the Agreement, including, without limitation, the right of the Purchasers to receive the New Warrants and the GGO Warrants, shall remain in full force and effect and shall not be modified hereby.

3.               Governing Law.  THIS WAIVER AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

4.               Counterparts.  This Waiver Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Waiver Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Adam S. Metz
Name: Adam S. Metz
Title: Chief Executive Officer

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.
For itself and on behalf of each of the Purchasers

By:	PS Management GP, LLC
Its:	General Partner

By:	/s/ William A. Ackman
Name: William A. Ackman
Title: Managing Member

[signature page to WAiver AGREEMENT]